Exhibit 10(b)(7)(k)

SECOND OMNIBUS AMENDMENT

This SECOND OMNIBUS AMENDMENT, dated as of November 3, 2009 (as amended, modified, waived, supplemented or restated from time to time, this “Second Amendment”), is by and among:

(1) U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), not in its individual capacity, but solely as Custodian (in such capacity, the “Custodian”) and as indenture trustee (in such capacity, the “Indenture Trustee”) under the Indenture (as defined below);

(2) CITIBANK, N.A. (“Citibank”), as a Liquidity Bank (in such capacity, the “Liquidity Bank”) under the Note Purchase Agreement (as defined below);

(3) CHARTA, LLC (“Charta”), as an Investor (in such capacity, the “Investor”) under the Note Purchase Agreement (as defined below);

(4) CITICORP NORTH AMERICA, INC. (“CNAI”), the initial Note Purchaser Agent under the Note Purchase Agreement (as defined below), and CITIBANK, N.A., as the new Note Purchaser Agent appointed pursuant to the amendment of the Note Purchase Agreement set forth in Section 4(c) to this Second Amendment;

(5) NEWSTAR WAREHOUSE FUNDING 2005 LLC (“NewStar LLC”), as Issuer (in such capacity, the “Issuer”) under the Indenture and the Note Purchase Agreement (as such terms are defined below) and as Purchaser (in such capacity, the “Purchaser”) under the Sale and Servicing Agreement (as defined below);

(6) NEWSTAR FINANCIAL, INC. (“NewStar Financial”), as Seller (in such capacity, “Seller”) and as Servicer (in such capacity, “Servicer”) under the Sale and Servicing Agreement and the Note Purchase Agreement (as such terms are defined below); and

(7) LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services (“USBPS”), as Backup Servicer (in such capacity, “Backup Servicer”) under the Sale and Servicing Agreement (as defined below).

INTRODUCTORY STATEMENT

NewStar Financial, as Seller and as Servicer, NewStar LLC, as Purchaser, and USBPS, as Backup Servicer, are parties to the Amended and Restated Sale and Servicing Agreement, dated as of November 19, 2008 (as amended, restated or otherwise modified from time to time, the “Sale and Servicing Agreement”).

NewStar LLC, as Issuer, and U.S. Bank, as Indenture Trustee and as Custodian, are parties to the Amended and Restated Indenture, dated as of November 19, 2008 (as amended, restated or otherwise modified from time to time, the “Indenture”).

NewStar LLC, as Issuer, NewStar Financial, as Seller and Servicer, the Liquidity Banks party thereto, the Investors party thereto and CNAI, as Note Purchaser Agent are parties to the Note Purchase Agreement, dated as of November 19, 2008 (as amended, restated or otherwise modified from time to time, the “Note Purchase Agreement” and, together with the Sale and Servicing Agreement and the Indenture, the “Transaction Documents”).

The parties now wish to amend certain provisions of the Basic Documents effective as of the Second Amendment Effective Date (as defined below) on the terms and conditions set forth herein.

The parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Sale and Servicing Agreement (as amended by this Second Amendment) or, if not therein defined, in the Note Purchase Agreement (as amended by this Second Amendment) or, if not therein defined, in the Indenture (as amended by this Second Amendment) (including, in each case, the Appendix A to each such agreement, as amended by this Second Amendment), shall have the same meanings when used herein.

Section 2. Amendments to Definitions Appendix.

Effective as of the Second Amendment Effective Date, Appendix A to each of the Transaction Documents is hereby amended as follows:

(a) The following terms are hereby added to Appendix A in alphabetical order as follows:

“Credit Facilities Maximum” means the sum of (i) the highest aggregate maximum principal amount outstanding from time to time after the Second Amendment Effective Date under all Revolving Credit Facilities in the Collateral as the Second Amendment Effective Date, plus (ii) the aggregate amount of additional Incremental Note Balances under the New Note Purchase Agreement with respect to the Designated Delayed-Draw Term Loans after the Second Amendment Effective Date.

“Designated Delayed-Draw Term Loans” means the Delayed-Draw Term Loans with the following borrowers (or their Affiliates): (i) Tindall Square Partners, LLC, (ii) Wilton 372 Associates LLC, and (iii) 3600 West Bayshore Road, LLC.

“Existing Revolving Credit Facility” means a Revolving Credit Facility acquired by the Issuer prior to the Second Amendment Effective Date in respect which the Issuer has, as of the Second Amendment Effective Date, existing Commitments to provide additional extensions of credit to Obligor(s) thereon on and after the Second Amendment Effective Date.

“Fee Letter Amendment” means the amendment to the Fee Letter, dated as of the Second Amendment Effective Date, among the Issuer, NewStar Financial, the Note Purchaser Agent and the Indenture Trustee.

“Initial Revolving Outstanding Principal Amount” means the aggregate principal amount outstanding under all Revolving Credit Agreements on Second Amendment Effective Date, as set forth on Exhibit A hereto; provided, that to the extent such amount is equal to less than $23,000,000, then the Initial Revolving Outstanding Principal Amount shall be deemed to equal $23,000,000.

“Interest Coverage Ratio” means, as of any Payment Date with respect to the Interest Period then ending, the ratio of: (i) the product of (x) the Weighted Average Loan Rate of all Purchased Assets for such period, and (y) aggregate Outstanding Principal Balance of all Purchased Assets as of the last date of such period, to (ii) the product of (x) the weighted average Note Interest Rate for such period, and (y) the Note Balance on the last day of such period.

“Minimum Revolver Equity Amount” shall mean an amount equal to the sum of (i) 50% of the Initial Revolving Outstanding Principal Amount, plus (ii) at all times following the Credit Facilities Maximum exceeding $30,000,000, 25% of the positive difference, if any, between (x) the Credit Facilities Maximum, and (y) the Initial Revolving Outstanding Principal Amount.

“Other Credit Facilities” means one or both of (i) the Second Amended and Restated Sale and Servicing Agreement, dated as of April 18, 2008, by and among NewStar CP Finding LLC, NewStar Financial, INC., Waschovia Bank, National Association, each of the Conduit Purchasers from time to time party thereto, each of the Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, U.S. Bank National Association, and Lyon Financial Services, Inc and such related agreements and documents. and (ii) the Loan and Servicing Agreement dated as of November 7, 2007 by and among NewStar DB Term Funding LLC, NewStar Financial, Inc., the financial institutions from time to time party thereto as Lenders and Lender Agents, Deutsche Bank AG, New York Branch, U.S. Bank National Association, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) and such related agreements and documents, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

“Required Equity Reduction Amount” means, as of any date (1) 100% of all Collections received under clauses (ii) and (iii) of the definition of Principal Collections with respect to Revolving Credit Facilities, and (2) Principal Collections received from the reduction of principal amounts outstanding under Revolving Credit Facilities in an amount equal to the lesser of (A) up to 100% of such Principal Collections, and (B) the positive difference between (i) 50% of the initial aggregate principal amount outstanding under the Revolving Credit Facilities prior to such reduction minus (ii) the positive difference, if any, between (x) the new principal amount outstanding under the Revolving Credit Facilities following such reduction minus (y) the Minimum Revolver Equity Amount.

“Second Amendment” means the Second Omnibus Amendment, dated as of November 17, 2009.

“Second Amendment Effective Date” means November 17, 2009, following the fulfillment of the conditions precedent set forth in Section 8 of the Second Amendment.

(b) The definition of “Borrowing Base” is hereby amended by (i) deleting the phrase “minus the Excess Concentration Amount” appearing in clause (A)(x) on the second line thereof, and (ii) deleting the figure “60%” appearing in clause (A)(y)(i) on the third line thereof, and substituting therefor the figure “50%”.

(c) The definition of “Charged-Off Portfolio Asset” is hereby deleted in its entirety.

(d) The definition of “Delinquent Portfolio Asset” is hereby deleted in its entirety.

(e) The defined term “Weighted Average Life” is hereby deleted in its entirety.

(f) The defined term “Weighted Average Loan Margin” is hereby deleted in its entirety.

(g) The definition of “Eligible Asset” is hereby amended and restated in its entirety to read as follows:

“Eligible Asset” means, as of any date of determination, (i) each Purchased Asset purchased by Purchaser from Seller prior the Second Amendment Effective Date and that satisfies the Loan Eligibility Criteria, and (ii) subject to the Seller and Purchaser obtaining the prior written consent of the Note Purchaser Agent for such sale and purchase, which consent shall be given or withheld in the Note Purchaser Agent’s sole and absolute discretion, each Purchased Asset purchased by Purchaser from Seller after the Second Amendment Effective Date that satisfies the Loan Eligibility Criteria; provided, that under no circumstance may any Purchased Asset under this clause (ii) include a Revolving Credit Facility or Delayed-Draw Term Loan.

(h) Clause (b) of the definition of “Event of Default” is hereby amended by deleting such clause in its entirety and substituting therefor:

“(b) as of any Payment Date, the Interest Coverage Ratio is less than 1.25:1.00;”

(i) Clause (i) of the definition of “Event of Default” is hereby amended by deleting such clause in its entirety and substituting therefor:

“(i) either (i) the Seller shall have failed to make any payment of interest, principal or other amount when due under any Indebtedness for borrowed money (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and after giving effect to any grace period provided under the terms of such Indebtedness) under which it is obligated (either as the primary obligor or as a guarantor) or (ii) any other event shall occur or condition shall exist under the Other Credit Facilities that results in the acceleration of the maturity of such Indebtedness; provided, that such Indebtedness has an aggregate outstanding principal balance in excess of $5,000,000 at the time of such failure;”

(j) Clause (n) of the definition of “Event of Default” is hereby amended by (x) deleting the phrase “, which failure continues for a period of at least five (5) Business Days following the date on which such amount is required to be funded under the related Loan Documents” appearing at the end of such clause, and (y) substituting therefor the following “, except for (i) a technical funding failure that is cured on the Business Day immediately following the date on which such amount is required to be funded under the related Loan Documents, or (ii) any funding for which the Seller has asserted a good-faith dispute of its obligation to fund all or any part of such amount.”

(k) The definition of “Event of Default” is hereby further amended by adding a new clause (r) at the end thereof which reads as follows:

“(r) the Seller sells, transfers, exchanges, or otherwise disposes of any of its assets or property outside the ordinary course of the Seller’s business in one or a series of transactions from the Second Amendment Effective Date (including, without limitation, the sale, transfer, exchange or disposition of loans securing the Other Credit Facilities, including by bulk sale) with an aggregate face principal amount in excess of $66,500,000; provided, that transfers for not less than fair value to an Affiliate of the Seller shall not be considered in this calculation.”

(l) The definition of “Excess Concentration Amount” is hereby deleted in its entirety.

(m) The definition of “Investor Purchase Limit” is hereby amended by deleting the figure “$300,000,000” appearing on the first line thereof, and substituting therefor the figure “$150,000,000”.

(n) The definition of “Liquidity Bank Commitment” is hereby amended by deleting the phrase “with respect Citibank, $300,000,000” appearing on the first and second lines thereof, and substituting therefor the figure “with respect Citibank, $150,000,000”.

(o) The definition of “Note Purchaser Agent” is hereby amended amended and restated in its entirety to read as follows:

“Note Purchaser Agent” means (i) prior to the Second Amendment Effective Date, CNAI, and (ii) at all times from and after the Second Amendment Effective Date, Citibank, N.A., in each case, with respect to the New Notes and the New Note Purchase Agreement.

(p) The definition of “Note Purchase Obligation Limit” is hereby amended by deleting the figure “$300,000,000” appearing on the first line thereof, and substituting therefor the figure “$150,000,000”.

(q) Clause (h) in the definition of “Servicer Event of Default” is hereby amended and restated in its entirety to read as follows:

“(h) [Intentionally Omitted];”

Section 3. Amendments to the Sale and Servicing Agreement.

Effective as of the Second Amendment Effective Date, the Sale and Servicing Agreement is hereby amended as follows:

(a) Section 2.1(a) of the Sale and Servicing Agreement is hereby amended by adding the following sentence at the end of such subsection:

“Notwithstanding anything to the foregoing to the contrary, at all times on and after the Second Amendment Effective Date, unless Seller and Purchaser have obtained the prior written consent of the Note Purchaser Agent with respect to any sale and purchase (which consent shall be given or withheld in the Note Purchaser Agent’s sole and absolute discretion), Seller shall not designate any Assets for purchase and sale to Seller, and Purchaser may not purchase any Assets hereunder on and after the of the Note Purchaser Agent; and provided, further on and after the Second Amendment Effective Date, under no circumstance may any Asset be offered for purchase and sale include a Revolving Credit Facility or Delayed-Draw Term Loan.

(b) Section 2.7(a) of the Sale and Servicing Agreement is hereby amended by (x) deleting the clause “the date that is 364 days following the Closing Date” appearing in clause (ii) thereof, and (y) substituting therefor the phrase “the date that is 364 days following the Second Amendment Effective Date”.

Section 4. Amendments to the Note Purchase Agreement.

Effective as of the Second Amendment Effective Date, the Note Purchase Agreement is hereby amended as follows:

(a) Section 2.02(a) of the New Note Purchase Agreement is hereby amended by adding the following sentence at the end of such subsection:

“Notwithstanding anything to the foregoing to the contrary, at all times on and after the Second Amendment Effective Date, unless Issuer shall have obtained the prior written consent of the Note Purchaser Agent with respect to any such request (which consent shall be given or withheld in the Note Purchaser Agent’s sole and absolute discretion), Issuer shall not deliver or have the right hereunder to deliver hereunder a Notice of Incremental Note Balance and New Note Purchaser shall not fund any such request, except with respect to the funding under an Existing Revolving Credit Facility or existing Delayed-Draw Term Loan.”

(b) Section 2.02(b) of the New Note Purchase Agreement is hereby amended by adding the following sentence at the end of such subsection:

Notwithstanding anything to the foregoing to the contrary, at all times on and after the Second Amendment Effective Date, unless Issuer shall have obtained the prior written consent of the Note Purchaser Agent with respect to any such request (which consent shall be given or withheld in the Note Purchaser Agent’s sole and absolute discretion), Issuer shall not deliver or have the right hereunder to deliver hereunder a Notice of Incremental Note Balance and the Liquidity Banks shall have no obligation to purchase and fund any such request, except with respect to the funding under an Existing Revolving Credit Facility or existing Delayed-Draw Term Loan.

(c) Section 10.01 of the New Note Purchase Agreement is hereby amended by adding the following new provision at the end of such Section.

“Effective as the Second Amendment Effective Date, each Investor and each Liquidity Bank hereby (i) accepts the resignation of CNAI as Note Purchaser Agent and (ii) appoints Citibank, N.A. as the new Note Purchaser Agent, to take such action as agent on its behalf and to exercise such powers under this Agreement and other Basic Documents as are delegated to the Note Purchaser Agent by the terms hereof or thereof, together with such powers as a reasonably incidental hereto. Effective as of the Second Amendment Effective Date, Citibank, N.A. hereby accepts the appointment by the Investors and Liquidity Banks as Note Purchaser Agent and agrees that it shall succeed in all respects in all rights, privileges and duties set forth for the Note Purchaser Agent under this Agreement and the Basic Documents for the Note Purchaser Agent, and CNAI hereby agrees that shall cease to perform and accept any rights or duties hereunder; provided, that the indemnification provisions of Section 10.05 shall not terminate as to CNAI and shall remain in full force and effect following the Second Amendment Effective Date.”

Section 5. Amendments to the Indenture.

Effective as of the Second Amendment Effective Date, the Indenture is hereby amended as follows:

(a) Section 2.3(b) of the Indenture is hereby amended by (x) deleting such subsection in its entirety, and (y) substituting therefor the following:

“(b) [Intentionally Omitted].”

(b) Section 8.2(b) of the Indenture Agreement is hereby amended by deleting clause (xiii) and substituting therefor the following new clauses:

(xiii) (A) first, to the Noteholders, as a payment of principal on the Notes, an amount equal to the Note Principal Distribution Amount, to be applied pro rata to the Outstanding Notes in reduction of the principal amount thereof, (B) second, to make a Cash Collateral Deposit with respect to each Letter of Credit having a positive L/C Undrawn Exposure Amount, to the extent necessary (in the case of this subclause (B)) to reduce the amount of any Borrowing Base Deficiency to zero after giving effect to the application made pursuant to the foregoing subclause (A) and any application made pursuant to clause (ix) above, and (C) third, to the Noteholders as a payment of principal on the Notes, an amount equal to the Required Equity Reduction Amount, to be applied pro rata to the Outstanding Notes in reduction of the principal amount thereof; provided, if as at any specified Payment Date, both (1) the Revolving Period is continuing, and (2) the Backup Servicer has succeeded as Servicer and is entitled to receive any Subordinated Servicing Fee under clause (xiv) below, then, no amounts shall be payable under clause (C) above on such Payment Date.

Section 6. Representations and Warranties of NewStar LLC and NewStar Financial.

Each of NewStar LLC and NewStar Financial represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Note Purchaser Agent, the Note Purchasers, the Indenture Trustee, the Issuing Bank, the Custodian and the Backup Servicer that:

(a) it has the corporate or limited liability company power and authority to execute, deliver and carry out the terms and provisions of this Second Amendment and has taken or caused to be taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Second Amendment;

(b) no consent of any person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Second Amendment which has not been obtained;

(c) this Second Amendment been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Second Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to this Second Amendment, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default (as defined in any Basic Document or in Appendix A thereto) has occurred and is continuing;

(f) on the date hereof, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement, and the representations and warranties set forth in Section 5.01 and Section 5.02 of the Note Purchase Agreement, are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date;

(g) as of the Second Amendment Effective Date, the principal amount of each Purchased Asset included in the Collateral, and the principal amount of each Commitment outstanding is as set forth in Exhibit A hereto.

Section 7. Notice Under Section 2.03 of the Note Purchase Agreement; Establishment of Scheduled Termination Date.

Pursuant to Section 2.03 of the Note Purchase Agreement, effective on the Second Amendment Effective Date, the Liquidity Bank hereby notifies Seller, Servicer and Issuer that, based upon its Annual Credit Review, it does not intend to terminate the Revolving Period; the revised Scheduled Termination Date under Section 2.7 of the Sale and Servicing Agreement is hereby established as November 16, 2010.

Section 8. Conditions to Effectiveness.

This Second Amendment shall become effective on November 17, 2009 when each of the following conditions have been satisfied:

(a) The Note Purchaser Agent shall have received fully executed counterparts of this Second Amendment and the Fee Letter Amendment, each dated as of November 3, 2009;

(b) The Servicer shall have delivered to the Note Purchaser Agent Exhibit A hereto, duly certified and dated the Second Amendment Effective Date;

(c) The Note Purchaser Agent shall have received a joint certificate of the Seller and the Issuer dated the Second Amendment Effective Date in form and substance satisfactory to the Note Purchaser Agent and stating that, as of the Second Amendment Effective Date (i) the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement, and the representations and warranties set forth in Section 5.01 and Section 5.02 of the Note Purchase Agreement, are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date, and (ii) no Event of Default (or event that, with the passage of time, would constitute an Event of Default) has occurred and is continuing; and

(d) The Seller shall have paid to the Note Purchaser Agent the fees due and payable in accordance with the Fee Letter Amendment.

Each of the Issuer, the Seller, Citibank, N.A., Charta and CNAI hereby authorizes, consents and directs the Indenture Trustee to execute this Second Amendment and the Fee Letter Amendment.

Section 9. Confirmation and Acknowledgement of the Obligations.

As of the date hereof and as of Second Amendment Effective Date, NewStar LLC hereby (i) confirms and acknowledges to the Note Purchaser Agent and the Note Purchasers that it is validly and justly indebted to the Note Purchaser Agent, any other Noteholders, the Note Purchasers and any other Persons party to the Basic Documents, as applicable, for the payment of all obligations due under the Basic Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Indenture, the Notes and the other Basic Documents. NewStar Financial hereby confirms and acknowledges its obligations under the Basic Documents and confirms that they will remain in effect following the execution and delivery of this Second Amendment.

Section 10. Ratification of Basic Documents.

This Second Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Notes or the Basic Documents or a waiver of any Event of Default under the Notes, the Indenture or the other Basic Documents, whether or not known to the Note Purchaser Agent, any other Noteholder, the Note Purchasers or the Indenture Trustee or (ii) to prejudice any other right or rights which the Note Purchaser Agent, any other Noteholder, the Note Purchasers, the Indenture Trustee or the Backup Servicer may now have or have in the future under or in connection with the Notes or the Basic Documents or any of the instruments or agreements referred to therein. Except to the extent hereby modified, the Notes and each of the Basic Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Notes and the Basic Documents as heretofore amended or modified and as modified by this Second Amendment are hereby ratified and affirmed. After this Second Amendment becomes effective, all references to the Indenture, Note Purchase Agreement and Sale and Servicing Agreement, “hereof,” “herein,” or words of similar effect referring to the Indenture, Note Purchase Agreement or Sale and Servicing Agreement shall be deemed to mean the Indenture, Note Purchase Agreement or the Sale and Servicing Agreement as amended hereby.

Section 11. GOVERNING LAW; JURISDICTION.

THIS AMENDMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 12. Severability.

If any provisions of this Second Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any jurisdiction.

Section 13. Counterparts.

This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Custodian and as Indenture Trustee

By:	/S/ KYLE HARCOURT
Name:	Kyle Harcourt
Title:	Vice President

CHARTA, LLC, as an Investor

By: Citicorp North America, Inc., as Attorney-in-Fact

By:	/S/ TODD D. FRITCHMAN
Name:	Todd D. Fritchman
Title:	Vice President

CITIBANK, N.A., as a Liquidity Bank

By:	/S/ TODD D. FRITCHMAN
Name:	Todd D. Fritchman
Title:	Vice President

CITIBANK, N.A., as new Note Purchaser Agent

By:	/S/ TODD D. FRITCHMAN
Name:	Todd D. Fritchman
Title:	Vice President

CITICORP NORTH AMERICA, INC., as original Note Purchaser Agent

By:	/S/ TODD D. FRITCHMAN
Name:	Todd D. Fritchman
Title:	Vice President

NEWSTAR WAREHOUSE FUNDING 2005 LLC, as Purchaser and as Issuer

By: NEWSTAR FINANCIAL, INC., its designated manager

By:	/S/ JOHN J. FRISHKOPF
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR FINANCIAL, INC., as Seller and as Servicer

By:	/S/ JOHN J. FRISHKOPF
Name:	John J. Frishkopf
Title:	Treasurer

LYON FINANCIAL SERVICES, INC. dba U.S. Bank Portfolio Services, as Backup Servicer

By:	/S/ JOHN DOCKEN
Name:	John Docken
Title:	SVP